UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

SoundThinking, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Dr. Suite 300
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 794-3100

ShotSpotter, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

On August 17, 2023, SoundThinking, Inc. (the “Company”) borrowed $7.0 million under its Credit Agreement with Umpqua Bank, dated as of September 27, 2018, as amended (the “Credit Agreement”), the proceeds of which were used to partially fund the acquisition by the Company of the membership interests of SafePointe LLC, an intelligent weapons detection provider, on August 18, 2023. The Credit Agreement provides for a revolving credit commitment of $25.0 million, which may be repaid and reborrowed at any time prior to termination of the Credit Agreement. Under the Credit Agreement, the Company has the option to select an interest rate based on either (1) a base rate, which fluctuates daily and is the greater of (a) the prime rate in effect as of any date of determination and (b) the Secured Overnight Financing Rate (“SOFR”) rate as of such date of determination plus 1.0% per annum or (2) a term SOFR rate, which can be for a period of 30, 90 or 180 days at the Company’s option and is equal to the term SOFR rate as published by CME Group Benchmark Administration Limited, in each case plus 2.0% per annum. Following the drawdown, the Company has approximately $18.0 million of undrawn borrowing capacity under the revolving credit commitment of the Credit Agreement and a letter of credit sub-facility of $7.5 million. A summary of the material terms of the Credit Agreement is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 14, 2023, and is incorporated herein by reference.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the credit agreement, attached as Exhibit 10.1 to the Company’s 10-Q filed on November 14, 2018, as amended by (1) the first amendment to credit agreement, attached as Exhibit 10.1 to the Company’s 8-K filed on May 24, 2019, (2) the second amendment to credit agreement, attached as Exhibit 10.1 to the Company’s 8-K filed on August 19, 2020, (3) the third amendment to credit agreement, attached as Exhibit 10.1 to the Company’s 10-Q filed on November 9, 2022, (4) the fourth amendment to credit agreement, attached as Exhibit 10.1 to the Company’s 10-Q filed on November 9, 2022 and (5) the fifth amendment to credit agreement, attached as Exhibit 10.1 to the Company’s 8-K filed on November 23, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoundThinking, Inc.

Date: August 23, 2023	By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer